EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of  the 27th of February, 2015, by and among  ECO ENERGY TECH ASIA, LTD., a Nevada corporation (“ECO”), ECO ENERGY TECH ASIA LIMITED, a Hong Kong corporation ( "EETA "), and Yuen May Cheung, the shareholder of EETA (“Shareholder").

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1           The Shareholder is the owners of 1,000,000 ordinary shares of, which represents all of the issued and outstanding ordinary shares (the “EETA Shares”).

1.2           ECO desires to issue a total of 20,000,000 shares of its Common Stock (the "ECO Shares") to the Shareholder of EETA in exchange for one hundred percent (100%) of the EETA Shares owned by the Shareholder.

1.3           The Shareholder desires to exchange the EETA Shares for the ECO Shares in accordance with the terms and conditions of this Agreement.

1.4           ECO, the Shareholders and EETA desire that this transaction be consummated.

2. EXCHANGE AND ISSUANCE OF SHARES

2.1           Exchange of ECO Shares: ECO shall exchange and deliver to the Shareholder a total of 20,000,000 shares of its Common Stock.

2.2           Exchange of EETA Shares: At the Closing, the Shareholder shall allot and deliver to ECO a total of 1,000,000 shares of the ordinary shares of EETA which represents one hundred percent (100%) of the issued and outstanding shares of EETA. Upon the consummation of the share exchange contemplated pursuant to this Agreement, EETA shall become a wholly-owned subsidiary of EETA, and ECO will effectively acquire all business and assets of EETA   as now or hereafter existing.

2.3           Nature of ECO Shares: The ECO Shares are being acquired by the Shareholder in connection with the transaction contemplated hereunder (the “Transaction”) are being acquired for their own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such shares.  EETA and the Shareholder acknowledge and agree that the ECO Shares have not been registered under the Securities Act or under any state securities laws, and that the ECO Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration.  EETA and the Shareholder also acknowledge and agree that neither the SEC nor any state securities commission nor other Governmental Authority has (a) approved the issuance of the ECO Shares or passed upon or endorsed the merits of the ECO Shares, this Agreement or the Transaction; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed, this Agreement.  EETA  and the Shareholder has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that they are capable of evaluating the merits and risks of this investment in the ECO Shares , and each of EETA  and the Shareholder has made such investigations in connection herewith as be deemed necessary or desirable so as to make an informed investment decision without relying upon ECO  for legal or tax advice related to this investment.

2.4           Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the ECO Shares is being undertaken as a private sale, and is not being transacted via a broker-dealer and/or in the public market place.

3. REPRESENTATIONS AND WARRANTIES OF ECO.

ECO represents and warrants to the Shareholders and EETA as follows:

3.1           Organization: ECO is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

3.2           Capitalization: The authorized capital of ECO consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

3.3           Legal Compliance: To the best of its knowledge, ECO is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which ECO is subject or which apply to it or any of its assets.

3.4           Adverse Financial Events: ECO has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.5           Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of ECO  threatened against or affecting ECO at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

3.6           Employee Liabilities: ECO has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

3.7           No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of ECO  or of any agreement to which ECO  is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by ECO  and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of ECO .

3.8           Validly Issued and Authorized Shares: That the ECO Shares will be validly authorized and issued by ECO in full compliance with all laws of the State of Nevada.

4.  REPRESENTATIONS OF EETA AND THE SHAREHOLDERS

EETA and the Shareholder collectively and individually hereby represent and warrant as follows:

4.1           Share Ownership: The Shareholder is the owner, beneficially and of record, of the EETA Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2           Transferability of EETA Shares: That the Shareholder has full power to transfer the EETA Shares to ECO without obtaining the consent or approval of any other person or governmental authority.

4.3           Validly Issued and Authorized Shares: That the EETA Shares  are validly authorized and issued, fully paid, and non-assessable, and the EETA Shares  have been so issued in full compliance with all laws of Hong Kong.

4.4           Organization: EETA is a corporation duly incorporated and validly existing under the laws of Hong Kong and is in good standing with respect to any and all applicable regulatory filings.

4.5           Capitalization: The authorized capital of EETA consists of 1,000,000 ordinary shares, par value HK$1.00 of which 1,000,000 ordinary shares are issued and outstanding.

4.6           Legal Compliance: EETA is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which EETA is subject or which apply to it or any of its assets.

4.7           Adverse Financial Events: EETA has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.8           Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of EETA  threatened against or affecting EETA  at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.9           Employee Liabilities: EETA has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.10         No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of EETA or of any agreement to which EETA is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by EETA and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of EETA.

4.11         No Liens: That EETA has not received a notice of any assignment, lien, encumbrance, claim or charge against the EETA Shares.

5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

The Shareholder alone further represents and warrants to ECO as follows with respect to the ECO Shares:

5.1           Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

6. CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1           Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of ECO, at such time and place as may be agreed among by the parties, but in no event later than February 3, 2015.

6.2           Conditions and Closing: Prior to the Closing the following will be required:

6.2.1.      Delivery of EETA Shares: The Shareholder shall deliver to ECO the certificate or certificates representing the EETA Shares, duly endorsed for transfer accompanied by a duly executed assignment of the EETA Shares to ECO.

6.2.2.      Delivery of ECO Shares: ECO shall deliver to the Shareholder certificates representing the ECO Shares registered in the name of the Shareholder.

6.3           Close of Transaction: The subject transaction shall "close" upon the satisfaction of the above conditions.

6.4           Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below.

If to ECO:                          Yuen May Cheung
Flat A, 15/F, Cotton Tree,
Mansions Garden
Whampoa Garden, Hung Hom
Hong Kong Merchant

If to EETA:                       Yuen May Cheung
Flat A, 15/F, Cotton Tree,
Mansions Garden
Whampoa Garden, Hung Hom
Hong Kong Merchant

7. COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

7.1           Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

7.2           Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.3           Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

7.4           Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.5           Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

7.6           Counterparts: This Agreement may be signed in one or more counterparts.

7.7           Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7.8           Governing Law: This Agreement shall be governed by, and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first -above written.

ECO ENERGY TECH ASIA, LTD., a Nevada corporation

By:/s/Yuen May Cheung

  Its: President

ECO ENERGY TECH ASIA LIMITED, a Hong Kong corporation

By: /s/Yuen May Cheung

  Its: President